                                                                    Exhibit 10.6


                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (the "Agreement") dated as of November 2, 1998 between INKINE PHARMACEUTICAL COMPANY, INC., a New York corporation ("Employer"), and ROBERT F. APPLE ("Employee")

     Background. Employee has been employed by Employer in various capacities. Employer and Employee mutually agree to the employment of Employee as Senior Vice President and Chief Financial Officer.

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Employment. Employer hereby employs Employee, and Employee hereby accepts such employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

     1.1 Employment Term. The employment term of this Agreement shall be for a period of one year and may be renewed in accordance with Section 1.2. The term "Employment Term" shall refer to the initial Employment Term, which shall commence on the date hereof and shall continue and end on the first anniversary date of this Agreement (unless terminated prior thereto in accordance with Section 4 hereof and, to the extent this Agreement is renewed pursuant to Section 1.2, to the last day of any successive one year period.

          1.2 Renewal. This Agreement shall be automatically renewed for successive one year terms at the expiration of the initial Employment Term, and any subsequent Employment Term, unless written notice to the contrary is provided by either the Employer or the Employee at least ninety days prior to the expiration of such Employment Term

          1.3 Duties and Responsibilities.

                    a) During the Employment Term, Employee shall serve as
               Senior Vice President and Chief Financial Officer for Employer and shall perform all duties and accept all responsibilities incidental to such position or as may be assigned to him by Employer's Board of Directors, and he shall report to InKine's Chief Executive Officer and shall cooperate fully with the Board of Directors. Employee shall operate primarily out of Employer's executive office, currently situated in Blue Bell, Pennsylvania.

                    b) Employee represents and covenants to Employer that he is not subject to any agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing his duties and responsibilities hereunder, or would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by Employer.

          1.4 Extent of Service; Noncompetition. During the Employment Term, Employee agrees to use his best efforts to carry out his duties and responsibilities under Section 1.3 hereof and to devote his full time, attention and energy thereto. The foregoing shall not be construed as preventing Employee from (a) serving as a consultant or director for one or more other business enterprises, (b) engaging in charitable or civic activities, (c) teaching, or (d) making investments in other businesses or enterprises; provided that such activities in the aggregate shall not prevent him from discharging his duties and responsibilities to Employer. During the Employment Term, Employee may serve as a director of, but may not serve as a consultant to, a business enterprise that is engaged in the development of commercialization of technology which is directly competitive with the technology then being developed or commercialized by Employer. Nothing contained herein shall be construed to limit or otherwise modify Employee's fiduciary and other obligations under applicable state corporation laws or state and federal securities laws.

          1.5 Base Salary. For the services rendered by Employee hereunder, Employer shall pay Employee and annual salary at the rate of $150,000 for the initial year of the Employment Term, less withholding required by law or agreed to by Employee, payable in installments at such times as Employer customarily pays its other executive officers. The annual base salary shall be increased by the Board of Directors in its sole discretion, provided that such annual increase shall be no less than an amount which reflects the percentage increase (if any) in the Consumer Price Index published by the United States Department of Labor for the Philadelphia SMASH for the period since the prior base salary was determined.

          1.6 Bonus and Other Benefits. During the Employment Term, Employee shall be entitled to certain benefits and shall be eligible for certain bonus compensation as follows:

               a) Employee shall be paid an annual bonus, which shall be determined by Employer's Board of Directors or an appropriate committee of such Board.

               b) Employee shall be entitled to all normal and usual benefits provided by Employer to its executive employees, including, but not limited to, participation in profit sharing, disability, health, hospitalization and retirement plans and such other benefits as the Board of Directors of Employer may from time to time determine based upon the benefits paid to other executive officers of Employer. Employee shall also be entitled to such executive benefits, including executive disability and life insurance as shall be approved by Employer's Board of Directors or an appropriate committee of the Board.

               c) Employee shall be eligible to receive such stock options or other forms of stock grants as shall be determined by Employer's Board of Directors or an appropriate committee of such Board.

               d) Employee shall be entitled to paid vacation time during the Employment Term in accordance with Employer's then existing vacation policy for its executive employees.

          1.7 Severance Compensation

               a) If Employer terminates this Agreement, other than for "cause" pursuant to Section 4 hereof during the Employment Term, Employer shall pay to Employee an amount equal to 100% of Employee's base annual salary, in effect at the date of such termination.

               b) Such severance compensation shall be payable in full within thirty days after the date of termination of this Agreement other than for "cause" pursuant to Section 4 hereof.

               c) Notwithstanding their terms, any options, warrants or other rights to purchase shares of InKine's capital stock held by Employee shall become immediately exercisable in full in the event Employer terminates this Agreement other than for "cause" pursuant to Section 4 hereof. Such options, warrants or other rights shall be exercisable for the balance of the term set forth in such option, warrant or right, and otherwise in accordance with the term(s) thereof.

               1.8 Expenses. Employee shall be reimbursed for the reasonable business expenses incurred by him in connection with his performance of services hereunder during the Employment Term upon presentation of an itemized account and written proof of such expenses.

         2. Confidentiality. The Employee agrees that he will not at any time, either during or subsequent to the Employment Term, unless given express consent in writing by the Employer, either directly or indirectly use or communicate to any person or entity any confidential information of any kind concerning matters affecting or relating to the names, addresses, buying habits or practices of any of Employer" clients or customers; Employer" marketing methods, programs, formulas, patterns, compilations, devices, methods, techniques or processes and related data; the amount of compensation paid by Employer to employees and independent contractors and other forms of their employment or contractual relationships; other information concerning Employer's manner of operations. (The foregoing shall not be deemed to prohibit the disclosure of information which (i) is, at the time of disclosure, in the public domain other than as a result of Employee's breach of this Agreement, or (ii) can be demonstrated by Employee to be known by Employee on the date of his commencement of employment.) The Employee agrees that the above information and items are important, material and confidential trade secrets and that they affect the successful conduct of the Employer's business and its good will. The Employee agrees that all business procured by Employee while employed by the Employer is and shall remain the permanent and exclusive property of the Employer. Employee further agrees that Employer's relationship with each of its employees and independent contractors is a significant and valuable asset of the employer. Any interference with the Employer's business, property, confidential information, trade secrets, clients, customers, employees or independent contractors by the Employee or any employee's agents during or after the term of this Agreement shall be deemed a material breach of this Agreement.

     3. Equitable Relief.

               a) Employee acknowledges that the restrictions contained in
          Section 2 hereof are reasonable and necessary to protect the legitimate interests of Employer and that any violation of such restrictions would result in irreparable injury to Employer. If the period of time or other restrictions specified in Section 2 should be adjudged unreasonable at any proceeding, then the period of time or such other restrictions shall be reduced by the elimination or reduction of such portion thereof so that such restrictions may be enforced in a manner adjudged to be reasonable. Employee acknowledges that Employer shall be entitled to preliminary and permanent injunctive relief for a violation of any such restrictions without having to prove actual damages or to post bond; Employer shall also be entitled to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Employer may be entitled in law or equity

               b) Employee agrees that until the expiration of the covenants contained in Section 2 of this Agreement, he will provide, and that Employer may similarly provide, a copy of the covenants contained in such Sections to any business or enterprise (i) which he may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, control or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used.

         4. Termination. This Agreement shall terminate prior to the expiration of the term set forth in Section 1.1 above upon the occurrence of any one of the following events:

               4.1 Disability. In the event that Employee is unable fully to perform his duties and responsibilities hereunder to the full extent required by the Board of Directors of the Employer by reason of illness, injury or incapacity for six consecutive months, during which time he shall continue to be compensated as provided in Section 1.5 hereof (less any payments due Employee under disability benefit programs, including Social Security disability, workers' compensation and disability retirement benefits), this Agreement may be terminated by Employer, and Employer shall have no further liability or obligation to Employee for compensation hereunder; provided, however, that Employee will be entitled to receive the payments prescribed under any disability benefit plan which may be in effect for employees of Employer and in which he participated. Employee agrees, in the event of any dispute under this Section 4.1 to submit to a physical examination by a licensed physician mutually agreed on by Employee and the Board of Directors of Employer.

               4.2 Death. In the event that Employee dies during the Employment Term, Employer shall pay to his executors, legal representatives or administrators an amount equal to the installment of his salary set forth in Section 1.5 hereof for the month in which he dies, and thereafter Employer shall have no further liability or obligation hereunder to his executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through him; provided, however, that Employee's estate or designated beneficiaries shall be entitled to receive the payments prescribed for such recipients under any death benefit plan which may be in effect for employees of the Employer and in which Employee participated.

               4.3 Cause. Notwithstanding any other provision hereof, Employer may terminate this Agreement at any time for "cause". For purposes of this Agreement, "cause" shall mean a material violation of a written directive of InKine's Board of Directors, conviction of a crime involving moral turpitude, willful misconduct which has a material adverse effect on InKine as determined by a majority of InKine's Board of Directors including each independent Director.

         5. Survival. Notwithstanding the termination of this Agreement by reason of Employee's disability under Section 4.1 or for cause under Section 4.3, his obligations under Section 2 hereof shall survive and remain in full force and effect for the periods therein provided, and the provisions for equitable relief against Employee in Section 3 hereof shall continue in force.

         6. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania.

         7. Disputes and Arbitration. Any disputes arising hereunder, including disputes arising from or relating to termination, shall be resolved by binding arbitration. Notice of the demand for arbitration by either party shall be given in writing to the other party to this Agreement. Upon such demand, the dispute shall be settled by arbitration before a single arbitrator pursuant to the rules of the American Arbitration Association (the "AAA"). Discovery shall be permitted prior to arbitration and Pennsylvania law shall be applied. The arbitrator shall be selected by the joint agreement of the parties, but if the parties do not so agree within twenty days after the date of the notice referred to above, the selection shall be made pursuant to the rules of, and from the panels of arbitrators maintained by the AAA. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by written opinion of the arbitrator giving the reasons for the award. Each party shall pay its own expenses of arbitration and the expenses of the arbitrator shall be equally shared by the parties. Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

         8. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

         If to Employer, to:

                  InKine Pharmaceutical Company, Inc.
                  1720 Walton Rd, Suite 200
                  Sentry Park East
                  Blue Bell, PA 19422
                  Attention:  CEO

         If to Employee, to:

                  Robert F. Apple
                  39 Lower Morrisville Road
                  Fallsington, PA 19054

Or to such other names or addresses as Employer or Employee, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.

     9. Contents of Agreement: Amendment and Assignment.

               a) This Agreement supersedes all prior agreements and sets forth the entire understanding among the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board of Directors of Employer and executed on its behalf by a duly authorized officer. Without limitation, nothing in this Agreement shall be construed as giving Employee any right to be retained in the employ of Employer beyond the expiration of the Employment Term, and Employee specifically acknowledges that, unless this Agreement is renewed in accordance with Section 1.2 hereof, he shall be an employee-at-will of Employer thereafter, and thus subject to discharge by Employer with or without cause and without compensation of any nature.

               b) Employee acknowledges that from time to time, Employer may establish, maintain and distribute employee manuals or handbooks or personnel policy manuals, and officers or other representatives of Employer may make written or oral statements relating to personnel policies and procedures. Such manuals, handbooks and statements are intended only for general guidance. No policies, procedures or statements of any nature by or on behalf of Employer (whether written or oral, and whether or not contained in any employee manual or handbook or personnel policy manual), and no acts or practices of any nature, shall be construed to modify this Agreement or to create express or implied obligations of any nature to Employee.

               c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegatable in whole or in part by Employee.

         10. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

         11. Remedies Cumulative: No Waiver. No remedy conferred upon Employer by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by Employer in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by Employer from time to time and as often as may be deemed expedient or necessary by Employer in its sole discretion.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


Attest:

                      INKINE PHARMACEUTICAL COMPANY, INC.



/s/ Taffy J. Williams, Ph.D.             /s/ Leonard S. Jacob, M.D., Ph.D.
----------------------------             ---------------------------------
                                         By:
President                                    Leonard S. Jacob, M.D., Ph.D.
                                             Chairman and CEO




                                         /s/ Robert F. Apple
                                         -------------------
                                             Robert F. Apple